UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2015

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

551 Fifth Avenue, Suite 300 New York, New York (Address of principal executive offices)	10176 (Zip Code)

Registrant's telephone number, including area code: (212) 297-0200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On September 2, 2015, ABM Industries Incorporated (the “Company”) issued a press release announcing financial results related to the third quarter of fiscal year 2015. A copy of the press release is attached as Exhibit 99.1, which is incorporated into this item by reference. As disclosed in the press release attached as Exhibit 99.1, the Company will hold a live web cast on September 3, 2015 relating to the Company’s financial results for the third quarter of fiscal year 2015. A copy of the slides to be presented at the Company’s web cast and discussed in the conference call relating to such financial results is being furnished as Exhibit 99.2 to this Form 8-K.

Item 7.01. Regulation FD Disclosure.

On September 2, 2015, the Company issued a press release announcing a comprehensive strategy and transformation initiative to drive long-term profitable growth and enhance shareholder value. A copy of the press release announcing the comprehensive strategy and transformation initiative is attached as Exhibit 99.3, which is incorporated into this item by reference.

Item 8.01. Other Events.

On September 2, 2015, the Company announced that the Board of Directors of the Company declared a quarterly dividend of $0.16 per share, payable on November 2, 2015 to stockholders of record on October 1, 2015.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release issued by ABM Industries Incorporated, dated September 2, 2015, announcing financial results related to the third quarter of fiscal year 2015 and the declaration of a dividend payable November 2, 2015 to stockholders of record on October 1, 2015.

99.2	Slides of ABM Industries Incorporated dated September 3, 2015.

99.3	Press Release issued by ABM Industries Incorporated, dated September 2, 2015, announcing a comprehensive strategy and transformation initiative.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Dated: September 3, 2015	By:	/s/ Sarah H. McConnell
Sarah H. McConnell
Executive Vice President and General Counsel

EXHIBIT INDEX

99.1	Press Release issued by ABM Industries Incorporated, dated September 2, 2015, announcing financial results related to the third quarter of fiscal year 2015 and the declaration of a dividend payable November 2, 2015 to stockholders of record on October 1, 2015.

99.2	Slides of ABM Industries Incorporated dated September 3, 2015.

99.3	Press Release issued by ABM Industries Incorporated, dated September 2, 2015, announcing a comprehensive strategy and transformation initiative.